SALE - PURCHASE CONTRACT FOR
SHARES

Made between:

“MEDIA PRO PICTURES” S.A., a Romanian legal person having its main offices at Buftea, Studiolui Street, no.1, Corp 1 Platouri, 2th floor, Ilfov, registered with the Trade Register under no J23/1058/2001, fiscal code R 9325987, duly represented by its Director Mr. Adrian Sarbu, in his capacity of Seller,

and

CME ROMANIA BV, headquarters in the Netherlands, 89 Birkstraat, Soest, 3768 HD, registered with the Trade Register under no 33289326, duly represented by its Directors Mr. Alphons van Spaendonck and Pan Invest BV, in its capacity of Buyer,

The parties have signed this sale-purchase contract for nominative shares at “MEDIA VISION” SRL company, a Romanian legal person having its registered headquarters at Bd. Pache Protopopescu nr. 109, Sector 2, Bucharest, registered with the Romanian Trade Registry under no. J40/9746/1995, with a share capital of RON 10,000, fiscal code R 7940942.

The sale-purchase was unanimously approved by the company’s shareholders through the GMS Resolution dated 17.02.2006, which took place at the Company’s headquarters

The parties agree on the following:

I.
“MEDIA PRO PICTURES” S.A. sells a number of 50 nominal shares, having a total value of RON 500, having a nominal value of 10 RON / each, numbered from 701 to 750 inclusive, representing contribution in cash subscribed and paid entirely in ROL, representing 5 % of the social capital, to the buying shareholder CME ROMANIA BV.

II.
CME ROMANIA BV buys a number of 50 nominal shares, having a total value of RON 500, having a nominal value of 10 RON / each, numbered from 701 to 750 inclusive, representing contribution in cash subscribed and paid entirely in RON, representing 5 % of the social capital, from the selling shareholder “MEDIA PRO PICTURES” S.A..

III.	The price of the shares is of USD 443.000 and will be paid by CME Romania BV, before this sale-purchase is registered and all the changes are made to the Trade Register.

IV.	The property of the sold shares is transmitted from the seller to the buyer when the entire price is paid according to paragraph III, based on the payment made by the seller to the buyer.
Taking into consideration the provisions of art. 67 of the Fiscal Code, the assignee retains from the price of the sale in order to make the payments to the state budget, a percentage of 1% from the gained capital realized by the assignor through that transaction, respectively 4430 USD at the exchange rate of National Bank of Romania from the payment date.

V. GUARANTEES

5.1 THE SELLER, through its legal representative, guarantees that:

5.1.1 It has the legal right to sell the shares that are object of this sale-purchase contract, a right that also involves the transfer of the rights and obligations arising from these shares;
5.1.2 It has the capacity to sign this sale-purchase contract;
5.1.3 It is not subjected to any legal decisions that could impede it from signing this contract or that could impede it from fulfilling the obligations arising from this contract;
5.1.4 It has obtained all legal approvals for the sale of these shares;
5.1.5 It will exercise this contract with good faith and will fulfill all the obligations arising from it.

5.2 THE BUYER, through its legal representative, guarantees that:

5.2.1 It has the capacity to sign this sale-purchase contract;
5.2.2 It is not subjected to any legal decisions that could impede it from signing this contract or that could impede it from fulfilling the obligations arising from this contract;
5.2.3 It has obtained all legal approvals for the purchase of these shares and for the payment of the price;
5.2.4 It will exercise this contract with good faith and will fulfill all the obligations arising from it.

This sale-purchase contract was drawn up and signed in Bucharest, in 4 original copies, on 17.02.2006

SELLER	BUYER
“MEDIA PRO PICTURES” S.A	CME ROMANIA BV
Through Adrian Sarbu	Through Alphons van Spaendonck

/s/ Adrian Sarbu	/s/ Alphons van Spaendonck

/s/ Hendrik A. van Wijlen
and Pan Invest BV